Exhibit 99.1
EXECUTION VERSION
FIRST AMENDMENT TO SERVICING AGREEMENT
This FIRST AMENDMENT, dated as of July 10, 2024 (this “Amendment”), to the SERVICING AGREEMENT, dated as of June 14, 2021, by and among LFT CRE 2021-FL1, LTD., an exempted company incorporated under the laws of the Cayman Islands (the “Issuer”), LUMENT INVESTMENT MANAGEMENT, LLC (formerly known as OREC Investment Management, LLC), a limited liability company organized under the laws of the State of Delaware (the “Collateral Manager”), LUMENT REAL ESTATE CAPITAL, LLC (formerly known as Orix Real Estate Capital, LLC), as servicer (the “Servicer”) and as special servicer (the “Special Servicer”), LUMENT COMMERCIAL MORTGAGE TRUST, as advancing agent (the “Advancing Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as agent for or successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as note administrator (the “Note Administrator”).
W I T N E S S E T H:
WHEREAS, the parties wish to grant the Majority of Preferred Shareholders the right terminate the rights and obligations of the Special Servicer with respect to the Serviced Mortgage Loans;
WHEREAS, the parties hereto have agreed to modify certain provisions of the Servicing Agreement as set forth in this Amendment pursuant to Section 9.01(a) of the Servicing Agreement;
WHEREAS, the Collateral Manager has determined that this Amendment will not adversely affect in any material respect the interests of any Noteholder or any Companion Participation Holder; and
NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise noted herein, terms used in this Amendment and not defined herein shall have the meanings given to them in the Servicing Agreement.
2.Servicing Agreement Amendments.
(a)Section 7.03 of the Servicing Agreement is hereby amended in its entirety as follows (revisions are shown in blackline format):
Termination of the Special Servicer by the Collateral Manager. The ~~Collateral Manager~~Majority of Preferred Shareholders shall be entitled to terminate the rights and obligations of the Special Servicer with respect to the Serviced Mortgage Loans, with or without cause (except with respect to any ~~Senior~~

~~Participations~~Participated Mortgage Loan where ~~the holder of the related Junior Participation~~a Companion Participation Holder has such rights~~, so long as no control appraisal period or other similar period is in effect~~), upon ten (10) Business Days’ notice to the Issuer, the Collateral Manager, the Special Servicer, the Servicer, the Note Administrator and the Trustee; provided that (a) such removal is subject to Section 5.03 and Section 6.02 hereof, (b) all applicable costs and expenses of any such termination made by the ~~Collateral Manager~~Majority of Preferred Shareholders without cause shall be paid by the ~~Collateral Manager~~Majority of Preferred Shareholders causing such termination, (c) all applicable accrued and unpaid Special Servicing Fees or Additional Servicing Compensation and Servicing Expenses owed to the Special Servicer are paid in full, (d) the terminated Special Servicer shall retain the right to receive any applicable Liquidation Fees or Workout Fees earned by it and payable to it in accordance with the terms hereof and (e) satisfaction of the Rating Agency Condition with respect to the appointment of any successor thereto; provided, however, that, if a Mortgage Loan was being administered by the Special Servicer at the time of termination, the terminated Special Servicer and the successor Special Servicer shall agree to apportion the applicable Liquidation Fee, if any, between themselves in a manner that reflects their relative contributions in earning the fee.
3.Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Servicing Agreement are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Servicing Agreement or for any purpose except as expressly set forth herein.
4.Conditions Precedent. Section 2 shall become effect on the date (the “Effective Date”) each of the following conditions precedent have been met:
(a)receipt by the Trustee and the Note Administrator of this Amendment duly executed by each party to the Servicing Agreement; and
(b)receipt by the Trustee and the Note Administrator of an Officer’s Certificate given on behalf of the Collateral Manager stating that the Collateral Manager has determined that this Amendment will not adversely affect in any material respect the interests of any Noteholder or any Companion Participation Holder.
5.GOVERNING LAW; Miscellaneous. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
(a)This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National

Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code or UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
(b)The statements contained in the recitals to this Amendment shall be taken as the statements of the Issuer, and the Servicer, the Special Servicer, the Advancing Agent, the Trustee and the Note Administrator assume no responsibility for their correctness. None of the Servicer, the Special Servicer, the Advancing Agent, the Trustee or the Note Administrator makes any representation as to the validity or sufficiency of this Amendment (except as may be made with respect to the validity of its own obligations hereunder). In entering into this Amendment, the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Trustee and the Note Administrator shall be entitled to the benefit of every provision of the Servicing Agreement relating to the conduct of or affecting the liability of or affording protection to the Servicer, the Special Servicer, the Collateral Manager, the Advancing Agent, the Trustee and the Note Administrator.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written.
LFT CRE 2021-FL1, LTD., as Issuer
By:     /s/ James A. Briggs
Name: James A. Briggs
Title: Director

LUMENT INVESTMENT MANAGEMENT, LLC, as Collateral Manager
By:     /s/ James J. Henson
Name: James J. Henson
Title: Senior Managing Director

LUMENT REAL ESTATE CAPITAL, LLC, as Servicer
By:     /s/ Alex Lizarazo
Name: Alex Lizarazo
Title: Managing Director

LUMENT REAL ESTATE CAPITAL, LLC, as Special Servicer
By:     /s/ Alex Lizarazo
Name: Alex Lizarazo
Title: Managing Director

COMPUTERSHARE TRUST COMPANY, N.A., as agent for or successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Note Administrator
By:     /s/ Rupinder S Suri
Name: Rupinder S Suri
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:     /s/ Jacob Stapleford
Name: Jacob Stapleford
Title: Assistant Vice President

LUMENT COMMERCIAL MORTGAGE TRUST, as Advancing Agent
By:     /s/ James A. Briggs
Name: James A. Briggs
Title: Chief Financial Officer